UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to §240.14a-12

Synthesis Energy Systems, Inc.

(Name of the Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement:

(3)	Filing Party:

(4)	Date Filed:

SYNTHESIS ENERGY SYSTEMS, INC.
Three Riverway, Suite 300
Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 29, 2014

You are cordially invited to attend the annual meeting of the stockholders of Synthesis Energy Systems, Inc., which will be held at 8:00 a.m. Central time on May 29, 2014, at our offices at Three Riverway, Suite 300, Houston, Texas 77056, for the following purposes:

1.	To elect seven directors;
2.	To amend our Amended and Restated 2005 Incentive Plan, as amended, to increase the number of shares available under such Plan from 9,800,000 to 12,000,000 shares;
3.	To ratify the selection of UHY LLP to serve as our independent registered public accountants for the fiscal year ending June 30, 2014;
4.	To hold an advisory vote on executive compensation;
5.	To hold an advisory vote on the frequency of holding future advisory votes on executive compensation; and
6.	To consider and act on such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

If you were a stockholder at the close of business on March 31, 2014, you are entitled to notice of and to vote at the meeting. A stockholders’ list will be available at our offices, Three Riverway, Suite 300, Houston, Texas 77056, for a period of ten days prior to the meeting or any adjournment or postponement of the meeting. The stockholders’ list will also be available for inspection at the meeting.

Your vote is important. Whether or not you expect to attend the meeting, please sign and date the enclosed proxy card and return it to us promptly. A stamped envelope has been provided for your convenience. Alternatively, you may vote via the telephone or the Internet by following the instructions set forth on the enclosed proxy card. The prompt return of proxies will ensure a quorum and save us the expense of further solicitation.

By Order of the Board of Directors,

/s/ Robert Rigdon

Robert Rigdon
President and Chief Executive Officer

April 21, 2014

SYNTHESIS ENERGY SYSTEMS, INC.
THREE RIVERWAY, SUITE 300
HOUSTON, TEXAS 77056

PROXY STATEMENT

Our Board of Directors (the “Board”) is soliciting proxies for the annual meeting of our stockholders for the year ended June 30, 2013 (the “Annual Meeting”) to be held at our offices at Three Riverway, Suite 300, Houston, Texas 77056, on May 29, 2014, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice. This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about April 21, 2014. Stockholders are urged to read carefully the material in this proxy statement.

QUESTIONS AND ANSWERS

Q:	Who can attend and vote at the Annual Meeting?
A:	You can attend and vote at the Annual Meeting if you were a stockholder at the close of business on the record date, March 31, 2014. On that date, there were 72,711,330 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.
Q:	What am I voting on?
A:	You are voting on:
•	The election of seven directors;
•	An amendment to our 2005 Amended & Restated Incentive Plan, as amended (the “2005 Plan”), to increase the number of shares available under the 2005 Plan from 9,800,000 to 12,000,000 shares;
•	The ratification of UHY LLP to serve as our independent registered public accountants for the fiscal year ending June 30, 2014;
•	An advisory vote on executive compensation; and
•	An advisory vote on the frequency of holding future advisory votes on executive compensation.
Q:	How do I cast my vote?
A:	If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the registered stockholder for those shares. As the registered stockholder, you have the right to vote those shares and we will send you the proxy materials and a proxy card. You should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted as recommended by the Board on all matters, and in the discretion of the proxy holders as to any other matters that may properly come before the meeting or any postponement or adjournment of the meeting. We do not know of any other business to be considered at the meeting other than the proposals noted herein.

If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank or other nominee that must be followed in order for your broker, bank or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.

In the event you do not provide instructions on how to vote, your broker may not have authority to vote your shares. Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Voting for the election of directors, the amendment to the 2005 Plan, the advisory proposal on

i

executive compensation and the advisory proposal on the frequency of future stockholder advisory votes would not be considered to be a routine matter. See “Vote Required” following the proposal for further information.

If you hold shares through a broker, bank or other nominee and wish to be able to vote in person at the meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot at the meeting.

Q:	What voting methods are available?
A:	We send proxy cards to all registered stockholders to enable them to vote their shares. Stockholders who submit a proxy card need not vote at the Annual Meeting. However, we will pass out written ballots to any registered stockholder or holder of a legal proxy who wishes to vote in person at the Annual Meeting. Alternatively, you may vote via the telephone or the Internet by following the instructions set forth on the enclosed proxy card.
Q:	Can I vote by telephone or via the Internet?
A:	Yes, you may vote via the telephone or the Internet by following the instructions set forth on the enclosed proxy card.
Q:	Are the proxy materials available on the Internet?
A:	Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and a copy of our Annual Report on Form 10-K for the year ended June 30, 2013 are available on the “Investors” section of our web site at www.synthesisenergy.com. Additionally, and in accordance with SEC rules, we maintain the proxy materials on our website in a manner that will not infringe on your anonymity if you access them.
Q:	How does the Board recommend I vote on the proposal?
A:	The Board recommends you vote “FOR” each of the nominees to the Board, “FOR” the amendment to the Plan, “FOR” the ratification of our independent registered public accountants for the fiscal year ending June 30, 2014, “FOR” the approval, on an advisory basis, of the compensation of our named executive officers and “FOR” the option of every “3 Years” for future advisory votes on executive compensation.
Q:	Can I revoke my proxy?
A:	Yes. If you are a registered stockholder, you can revoke your proxy at any time before it is exercised by: (i) submitting a properly signed proxy card with a more recent date; (ii) if you have voted via the Internet, by voting again via the Internet; (iii) giving written notice of your revocation before the Annual Meeting to Charles Costenbader, our Chief Financial Officer, at our offices, Three Riverway, Suite 300, Houston, Texas 77056; or (iv) attending the Annual Meeting and voting your shares in person.

If you are a beneficial owner, please refer to the voting instructions provided by your individual broker, bank, trustee or other nominee for their procedures for revoking or changing your vote.

Q:	Who will count the votes?
A:	One of our officers or our attorney will act as the inspector of the election and will count the votes.

Q:	Why is my proxy being solicited and who pays the cost for such solicitation?
A:	Because many stockholders are unable to attend the Annual Meeting, the Board solicits proxies to ensure that each stockholder has an opportunity to vote on all matters scheduled to come before the Annual Meeting. In addition to the solicitation by the Board, we have retained The Proxy Advisory Group, LLC, a proxy soliciting firm, to assist with the solicitation of proxies for a fee not to exceed $9,500, plus reimbursement for out-of-pocket expenses. We will bear the costs of the proxy solicitation. In addition to solicitation by mail, our officers, directors and regular employees may solicit your proxy by telephone, by facsimile transmission or in person, for which they will not be compensated.
Q:	What is a quorum?
A:	A quorum is the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock as of the record date. There must be a quorum for the Annual Meeting to be held. If you submit a valid proxy card or attend the Annual Meeting, your shares will be counted to determine whether there is a quorum. Abstentions and broker non-votes will be counted toward the quorum.
Q:	What happens if there is not a quorum at the Annual Meeting?
A:	Pursuant to our Amended and Restated Bylaws (the “Bylaws”), the Annual Meeting may be adjourned by the chairman of the Annual Meeting to reconvene at the same or some other place. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjournment shall be given to each stockholder of record entitled to vote at the Annual Meeting. If the adjournment is for less than 30 days, no additional notice will be delivered.
Q:	What vote is required to approve each item?
A:	Election of Directors. The seven nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast by the stockholders, a plurality, will be elected as our directors. You may vote “FOR” all nominees or withhold your vote for any one or more of the nominees. Abstentions and broker non-votes will not affect the outcome of the election of directors. If you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them on how to vote on this proposal, your broker or other nominee will not have authority to vote your shares.

Amendment to the 2005 Plan.  The affirmative vote of the holders of a majority of the shares of common stock entitled to vote and represented at the Annual Meeting, in person or by proxy, is required to approve the amendment to the 2005 Plan. For the approval of the amendment to the 2005 Plan, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Abstentions will have the same effect as a vote “AGAINST” the amendment to the 2005 Plan. Broker non-votes will have no effect on the approval of this proposal.

Ratification of UHY LLP to serve as our independent registered public accountants for the fiscal year ending June 30, 2014.  The affirmative vote of the holders of a majority of the shares of common stock entitled to vote and represented at the Annual Meeting, in person or by proxy, is required to approve the ratification of the independent registered public accountants for the fiscal year ending June 30, 2014. For the ratification of UHY LLP to serve as our independent registered public accountants for the fiscal year ending June 30, 2014, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Abstentions will have the same effect as a vote “AGAINST” the ratification of our independent registered public accountants for the fiscal year ending June 30, 2014. Broker non-votes will have no effect on the approval of this proposal.

Advisory Vote on Executive Compensation.  The affirmative vote of the holders of a majority of the shares of common stock entitled to vote and represented at the Annual Meeting, in person or by proxy, is required to approve the advisory vote on executive compensation. For the advisory vote on executive compensation, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Abstentions will have the same effect as a vote “AGAINST” this advisory vote. Broker non-votes will have no effect on the approval of this proposal.

Advisory Vote on Frequency of Holding Future Advisory Votes on Executive Compensation.  The alternative “1 Year,” “2 Years” or “3 Years” receiving the greatest number of votes cast by the stockholders, a plurality, will be the stockholders’ non-binding choice as to the frequency of the occurrence of future advisory votes on executive compensation. Abstentions and broker non-votes will not affect the outcome of the election of directors. If you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them on how to vote on this proposal, your broker or other nominee will not have authority to vote your shares.

Q:	What shares are included on my proxy card?
A:	Your proxy card represents all shares registered to your account with the same social security number and address.
Q:	What does it mean if I get more than one proxy card?
A:	Your shares are probably registered in more than one account. You should vote each proxy card you receive. We encourage you to consolidate all your accounts by registering them in the same name, social security number and address. This can be accomplished by contacting your stock broker.
Q:	How many votes can I cast?
A:	On all matters, you are entitled to one vote per share of common stock.
Q:	When are stockholder proposals due for the Annual Meeting of Stockholders for the year ended June 30, 2014?
A:	See “Other Information — Stockholder Proposal Information” for a detailed summary of how to present proposals for the Annual Meeting of Stockholders for the year ended June 30, 2014.
Q:	Where can I find the voting results of the Annual Meeting?
A:	The preliminary voting results will be announced at the Annual Meeting. The final results will be published in a current report on Form 8-K to be filed promptly after the Annual Meeting.
Q:	Who can help answer my questions?
A:	If you have any questions or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact The Proxy Advisory Group, LLC, our proxy solicitor, at 212-616-2180.

v

A copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, is being mailed with this proxy statement. You may receive an additional copy of the Form 10-K and other information at no charge upon request directed to: Charles Costenbader, our Chief Financial Officer, Synthesis Energy Systems, Inc., Three Riverway, Suite 300, Houston, Texas 77056.

FORWARD-LOOKING STATEMENTS

This proxy statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the development stage of our operating assets; the ability of our ZZ joint venture to effectively operate XE’s methanol plant and produce methanol; the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand the business of the ZCM joint venture in the joint venture territory; our ability to develop our power business unit and marketing arrangement with GE and our other business verticals, steel and renewables; our ability to successfully develop our licensing business; our ability to reduce operating costs; our limited history, and viability of our technology; commodity prices and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although we believe that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. We cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

When used in this proxy statement, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons, including those discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2013 and our subsequently filed Quarterly Reports on Form 10-Q.

You should read these statements carefully because they discuss our expectations about our future performance, contain projections of our future operating results or our future financial condition, or state other “forward-looking” information. You should be aware that the occurrence of certain of the events described in this proxy statement could substantially harm our business, results of operations and financial condition and that upon the occurrence of any of these events, the trading price of our common stock could decline, and you could lose all or part of your investment.

We cannot guarantee any future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update any of the forward-looking statements in this proxy statement after the date hereof.

Proposal 1

ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected. All nominees are currently directors. Michael Storey, one of our directors since November 2005, passed away in November 2011 and Gao Feng was appointed to fill this vacancy in September 2012. In October 2012, the Board was expanded to eight directors and Yang Guang was appointed to fill the vacancy created by such expansion. Donald P. Bunnell has chosen not to stand for re-election to the Board. His decision is not a result of any disagreement with management or the Board or related to our operations, policies or practices.

Each director is to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. The persons designated as proxies on the accompanying proxy card intend, unless authority is withheld, to vote for the election of the nominees named below to the Board. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee as the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance

Committee”) may recommend and the independent members of the Board may nominate, or the Board may be reduced accordingly. The Nominating and Corporate Governance Committee, which consists solely of directors that are independent within the meaning of Rule 5605 of the NASDAQ Listing Rules, recommended the nomination of the seven directors to the Board. Based on that recommendation, the Board nominated such directors for election at the Annual Meeting. The nominees have consented to be nominated and have expressed their intention to serve if elected. We have no reason to believe that any of the nominees will be unable to serve if elected to office and, to our knowledge, the nominees intend to serve the entire term for which election is sought. Only the nominees or substitute nominees designated by the Board will be eligible to stand for election as directors at the Annual Meeting.

Nominees

Certain information regarding the nominees is set forth below:

Name	Age	Position	Director Since
Lorenzo Lamadrid(1),(2)	63	Chairman of the Board	2005
Robert Rigdon	55	President, Chief Executive Officer and Director	2009
Denis Slavich(1),(2),(3)	73	Director	2005
Harry Rubin(1),(2),(3)	61	Director	2006
Xu, Ziwang(3)	57	Director	2010
Gao, Feng(4)	44	Vice Chairman of the Board	2012
Yang, Guang(5)	48	Director	2012

(1)	Member of the Compensation Committee.
(2)	Member of the Nominating and Corporate Governance Committee.
(3)	Member of the Audit Committee.
(4)	Appointed to the Board in September 2012.
(5)	Appointed to the Board in October 2012.

Lorenzo Lamadrid.  Mr. Lamadrid has been the Chairman of the Board since April 2005. Since 2001, Mr. Lamadrid has been the Managing Director of Globe Development Group, LLC, a firm that specializes in the development of large scale energy, power generation, transportation and infrastructure projects in China and provides business advisory services and investments with a particular focus on China. Mr. Lamadrid has also been a director of Flow International Corporation since January 2006. Mr. Lamadrid has been a member of the International Advisory Board of Sirocco Aerospace, an international aircraft manufacturer and marketer, since mid-2001. He previously served as President and Chief Executive Officer of Arthur D. Little, a management and consulting company, from 1999 to 2001 (which filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code within two years of his leaving the company), as President of Western Resources International, Inc. from 1996 through 1999 and as Managing Director of The Wing Group from 1993 through 1999. The Wing Group was a leading international electric power project-development company that was sold to Western Resources in 1999. Prior to that, he was with General Electric from 1984 to 1993 serving as corporate officer, Vice President and General Manager at GE Aerospace for Marketing and International Operations, and as General Manager of Strategic Planning and Business Development of GE’s International Sector. Prior to joining GE, Mr. Lamadrid was a senior Manager at the Boston Consulting Group where he worked from 1975 to 1984. Mr. Lamadrid’s experience in business development and management is a key attribute for us, and his background in overseas markets has provided him with valuable insights into our international focus.

Education:  Mr. Lamadrid holds a dual bachelor’s degree in Chemical Engineering and Administrative Sciences from Yale University, an M.S. in Chemical Engineering from the Massachusetts Institute of Technology and an M.B.A. in Marketing and International Business from the Harvard Business School.

Directorships in the past five years:  Flow International (2006 to present).

Robert Rigdon.  Mr. Rigdon is our President and Chief Executive Officer and is also a director. Mr. Rigdon joined us as a director in August 2009, and has served as President and Chief Executive Officer since March 31, 2009. Prior to that, he served as Chief Operating Officer since November 2008 and as Senior Vice President of Global Development since May 2008, where he was responsible for overseeing all aspects of our current and future coal gasification projects worldwide. From June 2004 until joining us, Mr. Rigdon worked for GE Energy in a variety of capacities, including Manager — Gasification Engineering, Director — IGCC Commercialization, and Director — Gasification Industrials and Chemicals Business. For the 20 years previous to this, Mr. Rigdon worked for Texaco, and later ChevronTexaco, as an engineer and in the Worldwide Power & Gasification group, where he ultimately became Vice President — Gasification Technology for the group. As a result of his three decades working on gasification, Mr. Rigdon is experienced in the operational and marketing strategies that are key to our development and success.

Education:  Mr. Rigdon is a mechanical engineer with a B.S. from Lamar University.

Directorships in the past five years:  None, other than our Board.

Denis Slavich.  Mr. Slavich has served as a director since November 2005. Mr. Slavich has over 35 years of experience in large scale power generation development. He is currently the Chief Financial Officer and Vice Chairman of Astrata Group Inc, a privately held global telematics company headquartered in Singapore, and an international consultant, as well as an advisor and board member for a number of additional firms. He served as a director of China Advanced Construction Materials Group, Inc., a company traded on the NASDAQ, from September 2009 until May 2011. From 1998 to 2000, Mr. Slavich was the CFO and director of KMR Power Corporation and was responsible for the development of this international IPP company that developed projects in Columbia as well as other areas. From 2000 until 2002, he served as Vice President and CFO of BigMachines Inc., a software company, and from 2001 until the present, he has served as Chairman of Leading Edge Technologies, a privately held desalination technology company. Mr. Slavich also served as acting President for Kellogg Development Corporation, a division of M.W. Kellogg, during 1997. From 1991 to 1995, Mr. Slavich was also a Vice President of Marketing for Fluor Daniel. From 1971 to 1991, Mr. Slavich served in various executive positions at Bechtel Group including Sr. VP, CFO, and director and Sr. VP and division manager of the International Power Division. In addition to his experience in power generation development, Mr. Slavich is experienced in finance and accounting matters and has extensive experience with financial statements.

Education:  Mr. Slavich received his Ph.D. from Massachusetts Institute of Technology, his M.B.A. from the University of Pittsburgh and his B.S. in Electrical Engineering from the University of California at Berkeley.

Directorships in the past five years:  China Advanced Construction Materials Group, Inc. (2009 to 2011), Leading Edge Technologies (2001 to present), Comsat International (2006 – 2007), and Astrata Group (2011 to present).

Harry Rubin.  Mr. Rubin has served as a director since August 2006. Mr. Rubin is currently Chairman of Henmead Enterprises, in which capacity he advises various companies regarding strategy, acquisitions and divestitures. He held board positions at a number of private and public companies such as the A&E Network, RCA/Columbia Pictures Home Video, the Genisco Technology Corporation and Image-Metrics Plc. He was a founding partner of the Boston Beer Company. In the 12 years prior to 2006, Mr. Rubin held various senior management roles in the computer software industry, including Senior Executive Vice President and Chief Operating Officer of Atari, and President of International Operations and Chief Financial Officer for GT Interactive Software. Mr. Rubin entered the computer software business in 1993 when he became Executive VP for GT Interactive Software as a start-up company, and played a leadership role in GT’s progression as the company went public in 1995 and became one of the largest industry players. Prior to 1993, he held various senior financial and general management positions at RCA, GE and NBC. Through his various management roles, Mr. Rubin has developed an in-depth knowledge and experience in strategic development that is key to our growth.

Education:  He is a graduate of Stanford University and Harvard Business School.

Directorships in the past five years:  784 Park Avenue Realty, Inc. (December 2005 to present), Henmead Enterprises, Inc. (1991 to present), Image-Metrics Plc (December 2005 to April 2010).

Xu, Ziwang.  Mr. Xu has served as a director since February 2010. Mr. Xu is currently the Chairman of CXC Capital, Inc. and CXC China Sustainable Growth Fund, companies which he founded in March of 2008 and which are based in Shanghai, China. From November of 2005 until founding CXC, he was a private investor in Shanghai and worked on the development of residential real estate projects. During this same time, he was an Advisory Director for Goldman Sachs in Beijing, China. From 1997 through 2005, he served as a Managing Director and Partner for Goldman Sachs in Hong Kong. He is also currently an Advisor with Clayton, Dubilier & Rice, a member of the Board of Overseers of the Fletcher School of Law and Diplomacy at Tufts University, and Vice Chairman, Alumni Association of Economics and Finance, of Fudan University in Shanghai, China. Additionally, he is a member of the Shanghai Comprehensive Economy Studies Council and the Shanghai International Cultural Council. Mr. Xu’s background in overseas markets and his experience in finance matters have provided him with valuable insights into our strategy.

Education:  He holds a B.A. from East China Normal University and an M.A. in Economics from Fudan University and an M.A. in International Business from the Fletcher School of Law and Diplomacy at Tufts University.

Directorships in the past five years:  CXC Capital, Inc. (2008 to present), Shanghai Ruibo New Energy Automobile Technology Company (2010 to present), Lubao New Energy Company (2007 to present).

Gao, Feng.  Mr. Gao has served as Vice Chairman of the Board and a director since September 2012. He has been the Chairman and President of Hongye International Investment Group Co., Ltd. (“Hongye”) since 2007, which is headquartered in Beijing, China. Hongye is a private, diversified group operating in the energy and natural resources, finance and bio-pharmaceuticals industries. Mr. Gao has more than 20 years of experience in the coking and coal mining business. These include working as plant manager at coking plants and serving as chairman and mine manager of various coal mining companies in Inner Mongolia, China. Mr. Gao is currently serving as a Representative of the Wuhai Municipal People’s Congress, Committee Member of the China National Democratic Construction Association Inner Mongolia division, Vice Chairman and Vice President of the Federation of Industry and Commerce of Inner Mongolia, and Director of the China Enterprise Confederation. During Mr. Gao’s distinguished career, he has received numerous important awards, including “Moral Youth Model of China”, “Caring Entrepreneur of China” and “Honest and Trustworthy Entrepreneur in China”. Mr. Gao’s knowledge and skills with respect to Chinese business and financings makes a valuable contribution to the Board of Directors as we place more focus on our China platform initiative.

Directorships in the past five years:  Hongye (2007 to present).

Yang, Guang.  Dr. Yang has served as a director since October 2012. Dr. Yang is the executive vice president of Hongye, general manager of the Hongye biomedical division, and the managing partner of Hongye SD Group, LLC in the United States. Dr. Yang founded Velox Pharmaceutical, Inc. in China in 2011 and serves as the Chairman and chief executive officer. Dr. Yang is also an advisory director of Nanjing Sharelink Capital Co., Ltd., a government venture fund company focusing on early stage investment in China. Earlier, Dr. Yang worked in the pharmaceutical industry as principle scientist and director for DuPont, GlaxoSmithKline, Roche-Chugai, and Mitsubishi-Tanabe. Dr. Yang has a Ph.D. in biochemistry from University of Maryland at College Park, a M.S. in organic chemistry from Bucknell University, and a B.S in polymer chemistry from University of Science and Technology of China.

Directorships in the past five years:  None.

Arrangement for Nomination of Directors

Pursuant to the terms of the Share Purchase Agreement between us and Hongye, Hongye received the right to nominate two persons to the Board for as long as they own or control at least 9% of our total issued and outstanding common stock (and the right to nominate one person to the Board if they own or control less than 9% but at least 5% of our total issued and outstanding common stock). In September 2012, Mr. Gao was appointed to the Board as a designee of Hongye and is nominated at the Annual Meeting by Hongye. In October 2012, Mr. Yang was appointed to the Board as a designee of Hongye and is nominated at the Annual Meeting by Hongye.

Vote Required

The seven nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast by the stockholders, a plurality, will be elected as our directors. You may vote “FOR” all nominees, “AGAINST” all nominees or withhold your vote for any one or more of the nominees. Abstentions will not affect the outcome of the election of directors. If you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them on how to vote on this proposal, your broker or other nominee will not have authority to vote your shares.

Board Recommendation

The Board recommends a vote “FOR” each nominee to the Board.

INFORMATION CONCERNING OUR BOARD OF DIRECTORS

Communicating with the Board

Stockholders who wish to communicate to the Board should do so in writing to the following address:

[Name of Director(s) or Board of Directors]
Synthesis Energy Systems, Inc.
Attn: Secretary
Three Riverway, Suite 300
Houston, Texas 77056

All such communications are logged and those not deemed frivolous, threatening or otherwise inappropriate are forwarded to the Chairman of the Nominating and Corporate Governance Committee for distribution.

Board Member Attendance at Annual Meeting of Stockholders

Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage directors to attend. None of our directors attended the Annual Meeting of Stockholders for the year ended June 30, 2012 as they were attending a Board meeting in Shanghai, China.

Director Independence

The Board has determined that the following members are independent within the meaning of Rule 5605 of the NASDAQ Listing Rules: Lorenzo Lamadrid, Denis Slavich, Harry Rubin, Xu Ziwang, Gao Feng and Yang Guang.

Board Leadership Structure

Our Board believes that independent leadership is a critical component of our governance structure. Since 2006, our chairman and chief executive officer roles have been separate, and the Board continues to believe that this structure is appropriate at this time. By separating the roles of the chairman and chief executive officer, our chief executive officer can focus his time and energy on setting our strategic direction, overseeing daily operations, developing our future, and promoting employee engagement at all levels of the organization. Meanwhile, our independent chairman leads the Board in the performance of its duties by establishing agendas and ensuring appropriate meeting content, engaging with the chief executive officer and senior management team between Board meetings on business developments, and providing overall guidance to our chief executive officer as to the Board’s views and perspectives, particularly on our strategic direction. As a result of this, we do not believe that a separate lead independent director is necessary at this time. If the positions of chairman and chief executive officer are held by the same person in the future, the Board may select a lead director from among the independent directors.

Board Role in Risk Oversight

Our Board is responsible for oversight of us and our business, including risk management. Together with the Board’s standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material strategic, operational, financial, compensation and compliance risks with our senior management. The Audit Committee of the Board (the “Audit Committee”) has oversight responsibility for financial risk (such as accounting, finance, internal controls and tax strategy), and also oversees compliance with applicable laws and regulations. The Compensation Committee of the Board (the “Compensation Committee”) oversees compliance with our compensation plans, and the Nominating and Corporate Governance Committee oversees compliance with our corporate governance principles. Each of the committees report to the Board regarding the areas of risk they oversee.

Meeting Attendance and Board Committees

Meetings of the Board.  During the year ended June 30, 2013, the Board held 14 meetings. All directors attended at least 75 percent of the total meetings of the Board and the committees on which they served for the year ended June 30, 2013. We believe that attendance at meetings of the Board is only one criterion for judging the contribution of individual directors and that all directors have made substantial and valuable contributions.

Audit Committee.  During the year ended June 30, 2013, the members of the Audit Committee were Xu Ziwang, Denis Slavich and Harry Rubin, with Denis Slavich serving as Chairman. The Board has determined that Denis Slavich is an audit committee financial expert under Item 407(d) of Regulation S-K of the SEC. All of the members of the Audit Committee were and are independent within the meaning of Rule 5605 of the NASDAQ Listing Rules. The Audit Committee operates under a written charter adopted by the Board which is available under “Corporate Governance” at the “Investors” section of our website at www.synthesisenergy.com. The Audit Committee met nine times during the year ended June 30, 2013.

The primary purpose of the Audit Committee is to assist the Board in overseeing (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the qualifications and independence of the independent registered public accountants and (d) the performance of our internal auditors (or other personnel responsible for the internal audit function).

Compensation Committee.  During the year ended June 30, 2013, the members of the Compensation Committee were Lorenzo Lamadrid, Denis Slavich and Harry Rubin, with Mr. Rubin serving as Chairman. All of the members were and are independent within the meaning of Rule 5605 of the NASDAQ Listing Rules. The Compensation Committee operates under a written charter adopted by the Board which is available under “Corporate Governance” at the “Investors” section of our website at www.synthesisenergy.com. The Compensation Committee met five times during the year ended June 30, 2013.

The primary purpose of the Compensation Committee is to provide oversight on the broad range of matters surrounding the compensation of management, including recommending to the Board the compensation for our chief executive officer and approving the compensation and employee benefits for our other executive officers and employees. The Compensation Committee determines the total compensation (including the nature and amount of each element of the compensation) of Robert Rigdon, our President and Chief Executive Officer. Mr. Rigdon attends the meetings of the Compensation Committee regarding executive compensation for all other executive officers and discusses his recommendations with the Compensation Committee, including his evaluation of the performance of the other executive officers in arriving at his recommendations, which are based on his direct evaluation of such executives, after receiving input from the peers of such executives and others, if necessary. These recommendations are considered by the Compensation Committee, along with other relevant data, in determining the total compensation for such executives.

The Compensation Committee has in the past directly engaged, and may in the future engage, compensation consultants familiar with our industry to advise the Compensation Committee regarding certain compensation issues. The assignments of the consultants are determined by the Compensation Committee, although management may have input into these assignments. No compensation consultants were engaged during the years ended June 30, 2011, 2012 or 2013.

Nominating and Corporate Governance Committee.  During the year ended June 30, 2013, the members of the Nominating and Corporate Governance Committee were Lorenzo Lamadrid, Denis Slavich and Harry Rubin, with Mr. Lamadrid serving as Chairman. All of the members of the Nominating and Corporate Governance Committee were and are independent within the meaning of Rule 5605 of the NASDAQ Listing Rules. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board which is available under “Corporate Governance” at the “Investors” section of our website at www.synthesisenergy.com. The Nominating and Corporate Governance Committee met five times during the year ended June 30, 2013.

The primary purpose of the Nominating and Corporate Governance Committee is to provide oversight on the broad range of matters surrounding the composition and operation of the Board. These matters include identifying individuals qualified to become Board members, recommending to the Board director nominees, and recommending to the Board a set of corporate governance principles applicable to us.

Director Nominations Process.  Nominating functions are handled by the Nominating and Corporate Governance Committee pursuant to its charter. Our Bylaws also contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at our annual meeting of stockholders. Historically, we have not had a formal policy concerning stockholder recommendation to the Nominating and Corporate Governance Committee (or its predecessors), other than the provisions contained in our Bylaws. To date, we have not received any recommendations from stockholders requesting that the Nominating and Corporate Governance Committee (or any predecessor) consider a candidate for inclusion among the Nominating and Corporate Governance Committee’s slate of nominees in our proxy statement, and therefore we believe that, other than the provisions contained in our Bylaws, no formal policy concerning stockholder recommendations is needed. There are no differences in the criteria used by the Nominating and Corporate Governance Committee when evaluating nominations made by our stockholders.

In evaluating director nominees, the Nominating and Corporate Governance Committee considers the following factors:

•	the appropriate size of the Board;
•	our needs with respect to the particular talents and experience of our directors;
•	the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;
•	familiarity with our business and industry;
•	experience with accounting rules and practices; and
•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The goal of the Nominating and Corporate Governance Committee is to assemble a Board that brings us a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it deems to be in the best interests of us and our stockholders. The Nominating and Corporate Governance Committee does, however, believe it appropriate that a majority of the members of the Board meet the definition of “independent director” under the rules of The NASDAQ Stock Market, as is required under such rules. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of our management to participate as members of the Board. Although not part of any formal policy, our goal is a balanced and diverse Board, with members whose skills, backgrounds and experiences are complementary and, together, cover the spectrum of areas that impact our business. As part of this evaluation and to further our commitment to diversity, the Nominating and Corporate Governance Committee assesses whether the nominees, as a group, collectively represent a diversity of views, backgrounds, and experiences that will enhance the Board’s and our effectiveness.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating and Corporate Governance Committee and the Board are polled for suggestions as to individuals meeting such criteria. Research may also be performed to identify qualified individuals. In the past, we have also engaged third parties and search firms to identify or evaluate or assist in identifying potential nominees.

Our Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors. However, a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been given as described under “Other Information — Stockholder Proposal Information” in this proxy statement. Pursuant to the requirements of our Bylaws, each notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice, among other things, (i) the name and address, as they appear on our books, of such stockholder and (ii) the class and number of our shares that are beneficially owned by such stockholder and that are owned of record by such stockholder. There have not been any material changes to the procedures by which stockholders may recommend nominees to the Board since the Annual Meeting of Stockholders for the year ended June 30, 2012.

Code of Ethics.  We have adopted a Code of Business and Ethical Conduct that applies to all of our employees, as well as each member of our Board. The Code of Business and Ethical Conduct is available under “Corporate Governance” at the “Investors” section of our website at www.synthesisenergy.com. We intend to post amendments to or waivers from the Code of Business and Ethical Conduct (to the extent applicable to our principal executive officer, principal financial officer or principal accounting officer) at this location on our website.

Where to Find Corporate Governance Information

The charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and our Code of Business and Ethical Conduct are available under “Corporate Governance” at the “Investors” section of our website at www.synthesisenergy.com. Copies of these documents are also available in print form at no charge by sending a request to Charles Costenbader, our Chief Financial Officer, Synthesis Energy Systems, Inc., Three Riverway, Suite 300, Houston, Texas 77056, telephone (713) 579-0600.

Proposal 2

AMENDMENT TO AMENDED AND RESTATED 2005 INCENTIVE PLAN

General

As of March 31, 2014, the 2005 Plan only had 69,879 shares remaining available for future issuance for awards. Effective April 11, 2014, our Board approved and adopted an amendment to the 2005 Plan, subject to stockholder approval, to increase the number of shares available for grant under the 2005 Plan from 9,800,000 to 12,000,000 in order to assure that adequate shares will be available for future grants.

We believe that substantial equity participation by employees is important in creating an environment in which employees will be motivated to remain employed and be productive for long periods of time in helping us to achieve our goals. We further believe that the attraction, retention and motivation of highly qualified personnel is essential to our continued growth and success and that continued awards under the 2005 Plan are necessary for us to remain competitive in our compensation practices. In addition, we believe that the 2005 Plan is an effective way to assure alignment of employees’ and stockholders’ interests and believe all such equity incentives are in the best interest of the stockholders. In addition, our directors receive annual compensation in restricted shares or stock option awards. Additional shares are needed under the 2005 Plan to ensure that grants to our directors can continue to be made on an annual basis.

A copy of the amendment is attached to this proxy as Appendix A. The amendment to the 2005 Plan is being submitted for your approval pursuant to the rules and regulations of the SEC and The NASDAQ Stock Market.

Description of 2005 Plan

The description set forth below summarizes the principal terms and conditions of the 2005 Plan, does not purport to be complete and is qualified in its entirety by reference to the 2005 Plan, which is filed as Exhibit 10.13 to the Amendment No. 3 to our Registration Statement (Registration No. 333-140367) on Form SB-2 filed on May 1, 2007. The first amendment to the 2005 Plan is filed as Annex B to our Proxy Statement on Schedule 14A filed on November 15, 2007 and the second amendment to the 2005 Plan is filed as Annex A to our Proxy Statement on Schedule 14A filed on October 26, 2012.

General.   The primary objectives of the 2005 Plan are to:

•	attract and retain selected key employees, consultants and outside directors;
•	encourage their commitment;
•	motivate superior performance;
•	facilitate attainment of ownership interests in us;
•	align personal interests with those of our stockholders; and
•	enable them to share in our long-term growth and success.

Shares Subject to 2005 Plan.  The aggregate number of shares of our common stock that may be issued with respect to incentive awards shall be 12,000,000 shares. All of the 12,000,000 authorized shares reserved for issuance under the 2005 Plan (pursuant to the previous sentence) shall be available for incentive stock options. The number of shares that are the subject of incentive awards under the 2005 Plan that are forfeited or terminated, expire unexercised, withheld for tax withholding requirements, are settled in cash in lieu of common stock or in a manner such that all or some of the shares covered by an incentive award are not issued to a grantee or are exchanged for incentive awards that do not involve common stock, shall again immediately become available for incentive awards under the 2005 Plan. The maximum aggregate number of shares of common stock (including stock options, stock appreciation rights, restricted stock, performance units and performance shares paid out in shares, or other stock-based awards paid out in shares) that may be granted or that may vest, as applicable, in any calendar year pursuant to any incentive award held by any individual employee shall be five million (5,000,000). The maximum aggregate cash payout (including stock appreciation rights, performance units and performance shares paid out in cash, or other stock-based awards paid out in cash) with respect to incentive awards granted in any calendar year which may be made to any individual employee shall be $5,000,000. The number of shares available under both the 2005 Plan and outstanding incentive awards are subject to adjustments to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalization or similar transactions, or resulting from a change in applicable laws or other circumstances.

Administration.  The 2005 Plan is administered by a committee, which is appointed by our Board of Directors, and which consists of not less than two directors, each of whom (i) fulfills the “non-employee director” requirements of Rule 16b-3 under the Exchange Act, (ii) is certified by the Board as an independent director and (iii) fulfills the “outside director” requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee currently administers the Plan.

The committee is authorized to, among other things, select grantees under the 2005 Plan and determine the size, duration and type, as well as terms and conditions (which need not be identical) of each incentive award. The committee also construes and interprets the 2005 Plan and any related incentive agreements. Subject to any stockholder approval requirements, the committee, in its discretion, may modify outstanding incentive awards. Further, the committee has the authority, in its discretion, to reprice any incentive awards. All determinations and decisions of the committee are final, conclusive and binding on all parties. We have agreed to indemnify members of the committee against any damage, loss, liability, cost or expenses arising in connection with any claim, action, suit or proceeding by reason of any action taken or failure to act under the 2005 Plan (including such indemnification for a person’s own sole concurrent negligence or strict liability), except for any such act or omission constituting willful misconduct or gross negligence.

Eligibility.  Our employees, consultants, and outside directors and those of our subsidiaries are eligible to participate in the 2005 Plan as determined by the committee. We currently have 90 employees, five active consultants and five non-employee directors who are not also consultants.

Types of Incentive Awards.  Under the 2005 Plan, the committee may grant incentive awards which may be any of the following:

•	incentive stock options as defined in Section 422 of the Code;
•	“nonqualified” stock options; and
•	shares of restricted stock.

Incentive stock options and nonqualified stock options together are called “options.” The terms of each incentive award will be reflected in an incentive agreement between us and the grantee.

Options.  Generally, options must be exercised within ten years of the grant date; provided, however, incentive stock options granted to 10% or greater stockholders must be exercised within five years. Incentive stock options may only be granted to employees. The exercise price of each option may not be less than 100% of the fair market value of a share of our common stock on the date of grant, or 110% for an incentive stock option granted to a 10% or greater stockholder. To the extent that the aggregate fair market value of shares of our common stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year exceeds $100,000, such options must be treated as nonqualified stock options.

The exercise price of each option is payable in cash or, in the committee’s discretion, by withholding shares which would otherwise be acquired on the exercise of the option, or by a combination of the foregoing.

An employee will not recognize any income for federal income tax purposes at the time an incentive stock option is granted, or on the qualified exercise of an incentive stock option, but instead will recognize capital gain or loss upon the subsequent sale of shares acquired in a qualified exercise. The exercise of an incentive stock option is qualified if an optionee does not dispose of the shares acquired by such exercise within two years after the incentive stock option grant date and one year after the exercise date. We are not entitled to a tax deduction as a result of the grant or qualified exercise of an incentive stock option.

An optionee will not recognize any income for federal income tax purposes, nor will we be entitled to a deduction, at the time a nonqualified stock option is granted. However, when a nonqualified stock option is exercised, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares received and the exercise price of the nonqualified stock option, and we will generally recognize a tax deduction in the same amount at the same time.

Restricted Stock.  Restricted stock may be subject to substantial risk of forfeiture, a restriction on transferability or rights of repurchase or first refusal, as determined by the committee and specified in the incentive agreement. Unless otherwise specified in the incentive agreement, during the period of restriction, a grantee will have all other rights of a stockholder, including the right to vote the shares and receive the dividends paid thereon.

A grantee will not recognize taxable income upon the grant of an award of restricted shares (nor will we be entitled to a deduction) unless the grantee makes an election under Section 83(b) of the Code. If the grantee makes a Section 83(b) election within 30 days of the date the restricted shares are granted, then the grantee will recognize ordinary income, for the year in which the award is granted, in an amount equal to the excess of the fair market value of the shares of common stock at the time the award is granted over the purchase price, if any, paid for the shares of common stock. If such election is made and the grantee subsequently forfeits some or all of the shares, then the grantee generally will not be entitled to any refund of taxes paid as a result of the Section 83(b) election, and may take a loss only with respect to the amount actually paid for the shares. If a Section 83(b) election is not made, then the grantee will recognize ordinary income at the time that the forfeiture provisions or restrictions on transfer lapse in an amount equal to the excess of the fair market value of the shares of common stock at the time of such lapse over the original price paid for the shares of common stock, if any. The grantee will have a tax basis in the shares of common stock acquired equal to the sum of the price paid, if any, and the amount of ordinary income recognized at the time the Section 83(b) election is made or at the time the forfeiture provisions or transfer restriction lapse, as is applicable.

Upon the disposition of shares of common stock acquired pursuant to an award of restricted shares, the grantee will recognize a capital gain or loss in an amount equal to the difference between the sale price of the shares of common stock and the grantee’s tax basis in the shares of common stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period will begin after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) election is not made, or on the date after the award is granted if the Section 83(b) election is made.

We will generally be entitled to a corresponding tax deduction at the time the grantee recognizes ordinary income on the restricted stock, whether by vesting or a Section 83(b) election, in the same amount as the ordinary income recognized by the grantee.

Supplemental Payments for Taxes.  The committee may grant, in connection with an incentive award (except for incentive stock options), a supplemental payment in an amount not to exceed the amount necessary to pay the federal, state and foreign income taxes payable by a grantee with respect to the incentive award and the receipt of such supplemental payment. This payment will also be ordinary income to the grantee.

Other Tax Considerations.  Upon accelerated exercisability of options and accelerated lapsing of restrictions upon restricted stock or other incentive awards in connection with a “change in control,” certain amounts associated with such incentive awards could, depending upon the individual circumstances of the grantee, constitute “excess parachute payments” under the golden parachute provisions of Section 280G of the Code. Such a determination would subject the grantee to a 20% excise tax on those payments and deny us a corresponding deduction. Whether amounts constitute “excess parachute payments” depends upon, among other things, the value of the accelerated incentive awards and the past compensation of the grantee.

Section 409A of the Code generally provides that any deferred compensation arrangement which does not meet specific requirements regarding (i) timing of payouts, (ii) advance election of deferrals and (iii) restrictions on acceleration of payouts results in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In addition, tax on the amounts included in income is also subject to a 20% excise tax and interest. In general, to avoid a violation of Section 409A of the Code, amounts deferred may only be paid out on separation from service, disability, death, a specified time, a change in control (as defined by the Treasury Department) or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for reasons specified by the Treasury Department may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax. Section 409A of the Code is broadly applicable to any form of deferred compensation other than tax-qualified retirement plans and bona fide vacation, sick leave, compensatory time, disability pay or death benefits, and may be applicable to certain awards under the 2005 Plan. The Treasury Department has provided interim guidance on transition issues and the meaning of various provisions of new Section 409A of the Code and is expected to provide additional guidance in the form of final regulations. Incentive awards under the 2005 Plan that are subject to Section 409A of the Code are intended to satisfy the requirements of Section 409A of the Code, as specified in an incentive agreement.

Generally, taxable compensation earned by “covered employees” (as defined in Section 162(m) of the Code) for options or other performance-based incentive awards under the 2005 Plan is intended to constitute qualified performance-based compensation. We should, therefore, be entitled to a tax deduction for compensation paid in the same amount as the ordinary income recognized by the covered employees without any reduction under the limitations of Section 162(m) on deductible compensation paid to such employees. However, the committee may determine, within its sole discretion, to grant incentive awards to such covered employees that do not qualify as performance-based compensation. Under Section 162(m), we are denied a deduction for annual compensation paid to such employees in excess of one million dollars ($1,000,000).

THE FOREGOING IS A SUMMARY OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES THAT GENERALLY WILL ARISE UNDER THE CODE WITH RESPECT TO INCENTIVE AWARDS GRANTED UNDER THE 2005 PLAN AND DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF ALL RELEVANT PROVISIONS OF THE CODE. MOREOVER, THIS SUMMARY IS BASED UPON CURRENT FEDERAL INCOME TAX LAWS UNDER THE CODE, WHICH ARE SUBJECT TO CHANGE. THE TREATMENT OF FOREIGN, STATE, LOCAL OR ESTATE TAXES IS NOT ADDRESSED. THE TAX CONSEQUENCES OF THE INCENTIVE AWARDS ARE COMPLEX AND DEPENDENT UPON EACH INDIVIDUAL’S PERSONAL TAX SITUATION. ALL PARTICIPANTS ARE ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR RESPECTING INCENTIVE AWARDS.

Termination of Employment and Change in Control.  The committee shall provide in the grantee’s incentive agreement for exercisability periods and vesting and any other terms in connection with the grantee’s termination of employment, death, disability or retirement. Subject to the conditions and limitations of the 2005 Plan and applicable law, in the event that a grantee ceases to be an employee, outside director or consultant, as applicable, for whatever reason, the committee and grantee may mutually agree with respect to any outstanding option or other incentive award then held by the grantee (i) for an acceleration or other adjustment in any vesting schedule applicable to the incentive award, (ii) for a continuation of the exercise period following termination for a longer period than is otherwise provided under such incentive award, or (iii) to any other change in the terms and conditions of the incentive award. In the event of any such change to an outstanding inventive award, a written amendment to the grantee’s incentive agreement shall be required. If we undergo a “change in control,” all outstanding options become immediately exercisable. These provisions could in some circumstances have the effect of an “anti-takeover” defense because they could make a takeover more expensive.

Incentive Awards Nontransferable.  No incentive award may be assigned, sold or otherwise transferred by a grantee, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, or be subject to any encumbrance, pledge, lien, assignment or charge. An incentive award may be exercised during the grantee’s lifetime only by the grantee or the grantee’s legal guardian. However, in the discretion of the committee, the incentive agreement for a nonqualified stock option may provide that the nonqualified stock option is transferable to immediate family. The 2005 Plan contains provisions permitting such a transfer if approved by the committee and included in the incentive agreement.

Amendment and Termination.  Our Board may amend or terminate the 2005 Plan at any time, subject to all necessary regulatory and stockholder approvals. No termination or amendment of the 2005 Plan will adversely affect in any material way any outstanding incentive award previously granted to a grantee without his consent.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table sets forth information regarding our existing equity compensation plans as of March 31, 2014.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	7,849,879	(2)	$1.03	69,879	(2)
Equity compensation plans not approved by security holders	1,950,000	(3)	1.19	—
Total as of March 31, 2014	9,799,879		$1.06	69,879

(1)	Consists of the 2005 Plan.
(2)	Of the total 9,800,000 shares under the 2005 Plan, options to acquire 7,849,879 shares of commons stock were outstanding at March 31, 2014 and 152,468 shares of restricted stock had been granted under the Plan.
(3)	As of March 31, 2014, warrants to acquire up to 1,200,000 shares of our common stock were issued to Crystal Vision Energy for consulting services rendered to us, and warrants to acquire up to 750,000 shares of our common stock were issued to Market Development Consulting Group for consulting services rendered to us.

Plan Benefits

No determination has been made as to any awards that will be made to directors, officers or other employees upon approval of the proposed amendment of the 2005 Plan.

Vote Required

The approval of the amendment to the 2005 Plan requires the affirmative vote of the holders of a majority of the shares represented at the Annual Meeting, in person or by proxy, and entitled to vote. For the approval of the amendment to the 2005 Plan, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the approval of this proposal.

Board Recommendation

The Board recommends a vote “FOR” the amendment to the 2005 Plan.

Proposal 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
FOR FISCAL YEAR ENDING JUNE 30, 2014

General

In January 2013, UHY LLP, a U.S. based accounting firm (“UHY”), became our independent registered public accountants. The Audit Committee, in its capacity as a committee of the Board, has appointed UHY to audit our financial statements for the fiscal year ending June 30, 2014. Representatives of UHY plan to attend the Annual Meeting and will be available to answer appropriate questions from stockholders. These representatives will be able to make a statement at the Annual Meeting if they wish, although we do not expect them to do so.

Stockholder ratification of the appointment of UHY is not required by the rules of The NASDAQ Stock Market or the SEC or by our Bylaws. However, our Board is submitting the appointment of UHY to you for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will review its future selection of our independent registered public accountants. Even if the appointment of UHY is ratified, the Audit Committee may change to different independent registered public accountants if it determines a change may be in the best interest of us and our stockholders.

Change in Accountants

Effective January 2, 2013, the Audit Committee approved the dismissal of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm, and engaged UHY as our independent registered public accounting firm for the fiscal year ended June 30, 2013.

PwC’s audit reports on our consolidated financial statements as of June 30, 2012 and 2011 and for each of the years in the three year period ended June 30, 2012 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended June 30, 2012 and 2011 and the subsequent interim period through January 2, 2013, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement(s) in connection with its reports.

During the year ended June 30, 2011, there was a “reportable event” as defined in Regulation S-K, Item 304(a)(1)(v). We reported the existence of a material weakness in our internal control over financial reporting relating to ensuring that financial reporting risks arising from complex and non-routine transactions were identified timely and that appropriate accounting policies for such transactions were selected and applied, as more fully described in Item 4 of our Quarterly Reports on Form 10-Q for the periods ended September 30, 2010, December 31, 2010 and March 31, 2011. We reported the remediation of this material weakness in Item 9A of our Annual Report on Form 10-K for the year ended June 30, 2011. The Audit Committee and the Board discussed this material weakness with PwC and authorized PwC to respond fully to the inquiries of UHY concerning the material weakness.

PwC was provided a copy of the above disclosures and furnished us with a letter stating that it agrees with the above statements.

During the fiscal years ended June 30, 2012 and 2011 and the subsequent interim period prior to the engagement of UHY, we did not consult with UHY regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our consolidated financial statements and neither a written report was provided to us or oral advice was provided that UHY concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement as defined in (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event as that term is defined in (a)(1)(v) of Item 304 of Regulation S-K.

Vote Required

The ratification of UHY as our independent registered public accountants for the fiscal year ending June 30, 2014 requires the affirmative vote of the holders of a majority of the shares represented at the Annual Meeting, in person or by proxy, and entitled to vote. For the ratification of our independent registered public accountants, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the approval of this proposal.

Board Recommendation

The Board recommends a vote “FOR” the ratification of UHY LLP as our independent registered public accountants for the fiscal year ending June 30, 2014.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in overseeing (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications and independence of the independent registered public accountants and (iv) the performance of our internal auditors (or other personnel responsible for the internal audit function) and independent registered public accountants. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent registered public accountants and our financial management. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accountants for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. The independent registered public accountants report directly to the Audit Committee.

Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our system of internal control over financial reporting. Our independent registered public accountants are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes and the engagement, independence and performance of our independent registered public accountants. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accountants.

The Audit Committee met with our independent registered public accountants and discussed the overall scope and plans for their audit. The Audit Committee also discussed with the independent registered public accountants matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

UHY also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and the Audit Committee discussed its independence with the independent registered public accountants. When considering UHY’s independence, the Audit Committee considered the non-audit services provided to us by the independent registered public accountants and concluded that such services are compatible with maintaining the independence of the independent registered public accountants.

The Audit Committee reviewed and discussed our audited consolidated financial statements for the fiscal year ended June 30, 2013 with management and UHY. Based on the Audit Committee’s review of the audited consolidated financial statements and the meetings and discussions with management and the independent registered public accountants and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2013 filed with the SEC.

Denis Slavich
Harry Rubin
Xu, Ziwang

INFORMATION REGARDING THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTANT’S FEES, SERVICES AND INDEPENDENCE

Independent Registered Public Accountant Fees

In the years ended June 30, 2013 and June 30, 2012, UHY LLP and our prior audit firms, PwC and KPMG LLP, provided services in the following categories and amounts:

	June 30, 2013		June 30, 2012
Audit Fees	$435,786		$435,000
Audit-Related Fees	109,116		10,000
Tax Fees	—		—
All Other Fees	—		—
Total	$544,902	(1)	$445,000	(2)

(1)	Includes $55,750 and $63,500 of audit fees and audit related fees, respectively, for services rendered by PwC, and $35,816 of audit related fees rendered by KMPG LLP for the year ended June 30, 2013.
(2)	Includes $10,000 of audit related fees for services rendered by KPMG LLP for the year ended June 30, 2012.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accountants

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. Alternatively, the engagement of the independent registered public accountants may be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

Proposal 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation programs of our named executive officers (sometimes referred to as “say on pay”). Accordingly, you may vote on the following resolution at the meeting:

“Resolved, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Summary, compensation tables and narrative discussion in the proxy statement relating to the company’s 2013 annual meeting, is hereby approved.”

This vote is non-binding. The Board and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

As described in detail under “Compensation Summary” our compensation programs are designed to attract, retain, motivate and reward highly qualified and competent executives. To do this we offer a compensation package that recognizes individual and company performance. Our compensation package is meant to provide incentives and maximize stockholder value by (i) emphasizing equity-based compensation to more closely align the interests of executives with those of our stockholders and (ii) designing each component of executive compensation to be competitive with the compensation practices of peer companies. We have adopted this compensation philosophy because we believe that it is critical for our continued success, the achievement of our short-term and long-term goals and because we believe it helps our executives maximize stockholder value. Stockholders are encouraged to read the section of this proxy statement titled “Compensation Summary,” the accompanying compensation tables, and the related narrative disclosure.

Vote Required

The approval of the advisory vote on the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. For the approval of the advisory vote on the compensation of our named executive officers, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the approval of this proposal.

Board Recommendation

The Board recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the section of this proxy statement titled “Compensation Summary,” the accompanying compensation tables and the related narrative disclosure contained in this proxy statement.

Proposal 5

ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY
VOTES ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing stockholders with the opportunity to cast an advisory vote on whether future advisory votes on executive compensation should be held every one, two or three years.

The Board believes that a frequency of every “3 years” for future advisory votes on executive compensation is the optimal interval for conducting and responding to a “say on pay” vote. Stockholders who have concerns about executive compensation during the interval between “say on pay” votes are welcome to bring their specific concerns to the attention of the Board. Please refer to the section titled “Communicating with the Board” in this proxy statement for information about communicating with the Board.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation.

Although this advisory vote on the frequency of the “say on pay” vote is non-binding, the Board and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

Vote Required

The alternative “1 Year,” “2 Years,” or “3 Years” receiving the greatest number of votes cast by the stockholders, a plurality, will be the stockholders’ non-binding choice as to the frequency of the occurrence of future advisory votes on executive compensation. Abstentions and broker non-votes will not affect the outcome of the election of directors. For the advisory vote on the frequency of the “say on pay” vote, you may choose between “1 Year,” “2 Years,” or “3 Years” or abstain from voting.

Board Recommendation

The Board recommends a vote for the option every “3 Years” for future advisory votes on executive compensation.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table provides information concerning compensation paid or accrued during the fiscal years ended June 30, 2013, 2012 and 2011 to our principal executive officer and our principal financial officer, to whom we sometimes refer together as our “named executive officers.” Effective September 3, 2013, Charles Costenbader was hired as our Chief Financial Officer and became our principal financial officer. No compensation information is provided for Mr. Costenbader as he did not serve as an employee at any point during the fiscal years ended June 30, 2013, 2012 and 2011.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Robert Rigdon President and CEO	2013	$270,000	$60,000	$—	$210,000	$—	$—	$540,000
	2012	$300,000	$120,000	$—	$—	$—	$—	$420,000
	2011	$300,000	$120,000	$—	$1,066,394	$—	$—	$1,486,394
Kevin Kelly Chief Accounting Officer, Controller and Secretary(2)	2013	$230,000	$—	$—	$45,440	$—	$—	$275,440
	2012	$230,000	$—	$—	$—	$—	$—	$230,000
	2011	$230,000	$34,500	$—	$—	$—	$—	$264,500

(1)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of awards pursuant to our 2005 Plan, for the fiscal years ended June 30, 2011, 2012 and 2013, in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in “Note 12 — Stock-Based Compensation” to our audited financial statements for the fiscal year ended June 30, 2013 included in our Annual Report on Form 10-K for the year ended June 30, 2013. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(2)	Mr. Kelly resigned as our Chief Accounting Officer, Controller and Secretary effective April 18, 2014.

Compensation Summary

Compensation Philosophy and Objectives.

Our philosophy in establishing executive compensation policies and practices is to align each element of compensation with our short-term and long-term strategic objectives, while providing competitive compensation that enables us to attract and retain top-quality executive talent.

The primary objectives of our compensation policies and practices for our named executive officers (Robert Rigdon, our President and Chief Executive Officer, and Kevin Kelly, our Chief Accounting Officer and Controller) for the fiscal year ended June 30, 2013, were, and for the fiscal year ended June 30, 2014 are (including for Charles Costenbader, our Chief Financial Officer hired in September 2013, but excluding Mr. Kelly who resigned as an officer effective April 18, 2014), to:

•	Attract, retain, motivate and reward highly qualified and competent executives who have extensive industry experience through a mix of base salary, cash incentives and long-term equity incentives that recognize individual and company performance; and
•	Provide incentives to increase and maximize stockholder value by emphasizing equity-based compensation to more closely align the interests of executives with those of our stockholders.

We have adopted this philosophy because we believe that it is critical to our continued success and the achievement of our short-term and long-term goals and objectives as a company for our stockholders.

Administration

Our executive compensation program is administered by the Compensation Committee in accordance with its charter and other corporate governance requirements of the SEC and The NASDAQ Stock Market.

The Compensation Committee has in the past engaged, and may in the future engage, compensation consultants familiar with our industry to advise the Compensation Committee regarding certain compensation issues. The assignments of the consultants are determined by the Compensation Committee, although management may have input into these assignments.

The Compensation Committee determines the total compensation (including the nature and amount of each element of the compensation) of Mr. Rigdon, as our President and Chief Executive Officer. Mr. Rigdon plays a key role in determining executive compensation for the other officers. Mr. Rigdon attends the meetings of the Compensation Committee regarding executive compensation and discusses his recommendations with the Compensation Committee, including his evaluation of the performance of the other named executive officers in arriving at his recommendations, which are based on his direct evaluation of such executives, after receiving input from the peers of such executives and others, if necessary. These recommendations are considered by the Compensation Committee, along with other relevant data, in determining the total compensation program for such executives.

Compensation Program

Based on and consistent with the philosophy and objectives stated above, our current executive compensation program and its historical programs and practices consist of the following elements:

•	Base salary;
•	Cash incentive awards;
•	Long-term equity incentive awards;
•	Post-employment benefits; and
•	Benefits and perquisites.

We have chosen these elements to remain competitive in attracting and retaining executive talent and to provide strong incentives for consistent high performance with current and potential financial rewards. The compensation packages of the named executive officers are intended to be evenly balanced among the various elements. The goal of this policy was and continues to be to attract and retain the executives to ensure our long term success. We also provide employee benefits such as health, dental and life insurance at no cost to the named executive officers pursuant to plans that are generally available to our employees. We think our mix of compensation instills in our executives the importance of achieving our short-term and long-term business goals and objectives and thereby increasing stockholder value.

Consistent with our total executive compensation philosophy set forth above, in setting executive compensation the Compensation Committee considers the total compensation payable to a named executive officer and each form of compensation. The Compensation Committee seeks to achieve a balance between immediate cash rewards for the achievement of company-wide objectives and individual objectives, and long-term incentives that vest over time and that are designed to align the interests of our named executive officers with those of our stockholders.

Additional details regarding each element of our executive compensation program are as follows:

Base Salaries.  The base salary range for the named executive officers was established by the Compensation Committee. Base salary is viewed as a less significant element of compensation than long-term equity, so the levels are less than those of peer companies. The Compensation Committee approves all increases in base salary for our named executive officers in advance. The Compensation Committee reviews salaries of executive officers at periodic intervals and awards increases, if appropriate. In assessing the amount and timing of salary adjustments, if any, the Compensation Committee considers changes in functions and responsibilities, if any, competitive salaries and peer comparisons, and relative employment positions. The Compensation Committee may also consider elements of individual performance in future salary adjustments, but to this point, has not done so. Base salaries for all named executive officers for the fiscal years ended June 30, 2011, 2012 and 2013, as applicable, are shown in the “Salary” column of the Summary Compensation Table below.

Cash Incentive Compensation.  The named executive officers are each eligible for consideration for cash incentive compensation awards under the terms of their employment agreements as described under “— Employment Agreements” below, within the discretion of the Compensation Committee, which is common among the peer group noted above. The awards are intended to link cash incentive compensation to achievement of our short-term business objectives and stockholders’ interests as a whole and would be based on objective performance measures, thresholds and goals. In an effort to conserve our cash resources, during fiscal 2012 and fiscal 2013, no thresholds or goals were established and no performance-based incentive bonuses were paid to the named executive officers.

Long-Term Equity Incentive Compensation.  The Compensation Committee provides stock or equity incentives and rewards to executive officers in order to link the executive’s long term interests to those of our stockholders and to encourage stock ownership by executives as a means of aligning the executives’ long term interests with those of our stockholders. The analysis of awards by the Compensation Committee is based upon an overall review of the performance of us and our management and the Compensation Committee’s assessment of the appropriate level of long-term equity incentive compensation. The Compensation Committee does not follow a specific process or necessarily consider objective or the same factors when making its overall review of our performance.

The 2005 Plan is maintained with the objectives of (i) attracting and retaining selected key employees, consultants and outside directors; (ii) encouraging their commitment; (iii) motivating superior performance; (iv) facilitating attainment of ownership interests in us; (v) aligning personal interests with those of our stockholders; and (vi) enabling grantees to share in our long-term growth and success.

The Compensation Committee exercises its discretion in determining the mix between and among awards of incentive stock options, non-qualified stock options and restricted stock. To date, the only incentive awards granted to the named executive officers by the Compensation Committee have been stock options. The exercise price of stock options is based on the fair market value of a share of our common stock on the date of grant, which, under the 2005 Plan, is the closing sales price on that date of a share of our common stock as reported on The NASDAQ Stock Market.

Currently, with limited exceptions, stock options granted under the 2005 Plan vest ratably on the first, second, third and fourth anniversaries of the grant date so that the options are fully vested after four years. We have also granted options on occasion which were fully vested when granted and granted options which vest in four quarterly installments over twelve months or vest in twelve monthly installments over a year. Stock option grants are available for exercise for ten years from the date of grant. Since stock options are priced at fair market value on the date of grant, the options will only have value to the grantee if the market price of our common stock increases after the grant of the option.

Post-Employment Benefits.  We have entered into employment agreements with our executive officers which provide for the payment of severance and other post-termination benefits depending on the nature of the termination, including, in some cases, severance payments in the event of a termination following a “change in control.” The Compensation Committee believes that the terms and conditions of these agreements are reasonable and assist us in retaining the executive talent needed to achieve our objectives. In particular, the agreements, in the event of a “change in control,” help executives focus their attention on the performance of their duties in the best interests of the stockholders without being concerned about the consequences to them of a change in control and help promote continuity of senior management. Information regarding the specific payments that are applicable to each termination event, as well as the effect on unvested equity awards, is provided under the heading “— Potential Payments Upon Termination or Change of Control” below.

Benefits and Executive Perquisites.  As our executives and employees, the named executive officers are eligible to participate in the health, dental, short-term disability and long-term disability insurance plans and programs provided to all company employees. Named executive officers are also eligible to participate in our 401(k) plan, which is generally available to all of our employees.

Employment Agreements

On April 8, 2011, we entered into an Amended and Restated Employment Agreement with Mr. Rigdon, which replaced his employment agreement dated March 14, 2008, as amended on March 31, 2009. The employment agreement has a term of three years, with automatic renewal for successive one year periods unless either we or Mr. Rigdon elects not to renew. He is entitled to receive an annual base salary of up to $300,000 and a bonus of $120,000 payable in two equal installments within 10 days of January 1 and July 1 of a given year. He may also receive an outperformance bonus annually as may be awarded in the sole discretion of the Compensation Committee. Mr. Rigdon’s salary is subject to increase in the discretion of the Board. In connection with the execution of the employment agreement, Mr. Rigdon also received a grant of options to acquire 400,000 shares of our common stock vesting in four equal annual installments with the first vesting occurring on the date of the employment agreement. The employment agreement prohibits Mr. Rigdon from competing with us during his employment and for a period of twelve months thereafter and is also prohibited from soliciting our employees for a period of twelve months after the termination of the employment agreement. Mr. Rigdon is also subject to confidentiality and non-disparagement obligations for a period of five years after cessation of his employment with us. On February 27, 2013, we and Mr. Rigdon entered into a letter agreement whereby Mr. Rigdon elected to reduce his total compensation from $420,000 to $210,000, or a reduction of $210,000, for the twelve month period from March 1, 2013 through February 28, 2014. In exchange for such election, he received a grant of a non-qualified stock option exercisable for 246,538 shares of the common stock of the Company which vest in equal monthly installments over twelve months. Payments under the agreement to Mr. Rigdon in connection with his termination or a change of control are described below under “— Potential Payments Upon Termination or Change of Control.”

Our agreement with Mr. Kelly became effective October 16, 2008 and had a term of two years, with automatic renewal for two additional one year periods unless either we or Mr. Kelly elects not to renew. He currently receives an annual base salary of up to $230,000 and bonuses as may be awarded from time to time based on criteria established by our chief executive officer, including a performance bonus targeted at 50% of his base salary. The employment agreement prohibited Mr. Kelly from competing with us during his employment and for a period of eighteen months thereafter if he was terminated by us, if he resigned without good reason or if either he or we elected not to renew the agreement past its initial term. Mr. Kelly was also subject to a confidentiality obligation for a period of five years after cessation of his employment with us.

Effective October 10, 2012, we entered into a new employment letter with Mr. Kelly, which replaced the above described employment agreement. Under the letter, Mr. Kelly’s employment is terminable by either us or Mr. Kelly at any time, with or without notice. Mr. Kelly is still entitled to receive an annual base salary of up to $230,000 and also an annual performance bonus as may be awarded in the sole discretion of the Compensation Committee. Mr. Kelly’s salary is subject to increase in the discretion of the Board. The letter prohibits Mr. Kelly from competing with us during his employment and for a period of twenty four months thereafter and is also prohibited from soliciting our employees for a period of twenty four months after the termination of his employment. Mr. Kelly also continues to be subject to confidentiality and non-disparagement obligations. Payments under the agreement to Mr. Kelly in connection with his termination or a change of control are described below under “— Potential Payments Upon Termination or Change of Control.”

Effective April 18, 2014, Mr. Kelly’s employment agreement was terminated in connection with his resignation, subject to the continued enforcement of the provisions relating to non-competition, non-solicitation and confidentiality.

Effective September 3, 2013, we entered into an employment letter with Charles Costenbader as our Chief Financial Officer. Mr. Costenbader’s employment is terminable by either us or Mr. Costenbader at any time, with or without notice. Mr. Costenbader is entitled to receive annual base compensation of $300,000, $200,000 of which is paid in cash and $100,000 of which is in the form of annual stock option grants vesting over twelve months on terms specified in the employment letter. Mr. Costenbader is also eligible for an annual performance bonus as may be awarded in the sole discretion of the Compensation Committee. Mr. Costenbader’s base compensation is subject to increase in the discretion of the Board. The letter prohibits Mr. Costenbader from competing with us during his employment and for a period of twenty four months thereafter and is also prohibited from soliciting our employees for a period of twenty four months after the termination of his employment. Mr. Costenbader is also subject to confidentiality and non-disparagement obligations. Payments under the agreement to Mr. Costenbader in connection with his termination or a change of control are described below under “— Potential Payments Upon Termination or Change of Control.”

Potential Payments upon Termination or Change of Control

Pursuant to the terms of Mr. Rigdon’s employment agreement, upon a termination without cause (including non-renewal of his employment agreement by us), a voluntary termination for good reason or a termination for any reason (other than by us for cause) within 60 days of a change of control (as defined in his employment agreement), Mr. Rigdon is entitled to receive (i) a severance payment of up to twelve months of base salary (such payments shall cease once he secures new employment), (ii) payment of any bonus earned and not yet paid, and (iii) reimbursement of his COBRA premiums through the earlier of (a) twelve months after termination or (b) until he is eligible to participate in the health insurance plan of another employer. In addition, all unvested options shall automatically vest as of the termination date.

Pursuant to the terms of Mr. Kelly’s employment agreement, upon (a) a termination without cause (as defined in the letter), (b) a voluntary termination for good reason (as defined in the letter) or (c) a termination for any reason, other than us for cause, within 60 days of a change of control (as defined in the letter), and provided that he executes a release, Mr. Kelly is entitled to receive (i) a severance payment of up to six months of base salary (such payments shall cease once he secures new employment), (ii) continued health benefits through the earlier of (x) twelve months after his termination or (y) until he is eligible to participate in the health insurance plan of another employer (provided such benefits are substantially similar to what Mr. Kelly received from us) and (iii) payment of any other salary or bonus that he would have been otherwise entitled to receive under the letter as of the date of the termination. In addition, all unvested options shall automatically vest as of the termination date. Effective April 18, 2014, Mr. Kelly’s employment agreement was terminated in connection with his resignation, subject to the continued enforcement of the provisions relating to non-competition, non-solicitation and confidentiality.

Pursuant to the terms of Mr. Costenbader’s employment letter, upon (a) a termination without cause (as defined in the letter), (b) a voluntary termination for good reason (as defined in the letter) or (c) a termination for any reason, other than us for cause, within 60 days of a change of control (as defined in the letter), and provided that he executes a release, Mr. Costenbader is entitled to receive (i) a severance payment of up to six months of base salary (such payments shall cease once he secures new employment), (ii) continued health benefits through the earlier of (x) twelve months after his termination or (y) until he is eligible to participate in the health insurance plan of another employer (provided such benefits are substantially similar to what Mr. Costenbader received from us) and (iii) payment of any other salary or bonus that he would have been otherwise entitled to receive under the letter as of the date of the termination. In addition, all unvested options shall automatically vest as of the termination date.

Upon a voluntary termination without good reason, termination for cause, death or disability, Messrs. Rigdon, Kelly and Costenbader would not be entitled to receive benefits from us except that in the case of the death or disability of any of Messrs. Rigdon, Kelly and Costenbader, all unvested options shall automatically vest as of the termination date.

The following tables further describe the potential payments upon termination or a change in control for Messrs. Rigdon, Kelly and Costenbader:

Robert Rigdon
Chief Executive Officer and President

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination ($)	Voluntary Termination for Good Reason ($)	For Cause Termination ($)	Involuntary Not for Cause Termination(2) ($)	Death or Disability ($)	After a Change in Control(3) ($)
Compensation
Severance(4)	—	300,000	—	300,000	—	300,000
Performance bonus(5)	—	120,000	—	120,000	—	—
Stock Options (Unvested and Accelerated) (6)	—	—	—	—	—	—
Benefits and Perquisites
Health and Welfare Benefits Continuation(7)	—	13,824	—	13,824	—	13,824
Tax Gross-up	—	—	—	—	—	—
Total	—	433,824	—	433,824	—	313,824

Kevin Kelly
Chief Accounting Officer, Controller and Secretary(8)

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination ($)	Voluntary Termination for Good Reason ($)	For Cause Termination ($)	Involuntary Not for Cause Termination(2) ($)	Death or Disability ($)	After a Change in Control(3) ($)
Compensation
Severance(4)	—	115,000	—	115,000	—	—
Annual Cash Incentive(5)	—	—	—	—	—	—
Stock Options (Unvested and Accelerated)(6)	—	—	—	—	—	—
Benefits and Perquisites
Health and Welfare Benefits Continuation(7)	—	—	—	22,056	—	22,056
Tax Gross-up	—	—	—	—	—	—
Total	—	115,000	—	137,056	—	22,056

Charles Costenbader
Chief Financial Officer(9)

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination ($)	Voluntary Termination for Good Reason ($)	For Cause Termination ($)	Involuntary Not for Cause Termination(2) ($)	Death or Disability ($)	After a Change in Control(3) ($)
Compensation
Severance(4)	—	150,000	—	150,000	—	—
Annual Cash Incentive(5)	—	—	—	—	—	—
Stock Options (Unvested and Accelerated)(6)	—	—	—	—	—	—
Benefits and Perquisites
Health and Welfare Benefits Continuation(7)	—	—	—	22,056	—	22,056
Tax Gross-up	—	—	—	—	—	—
Total	—	150,000	—	172,056	—	22,056

(1)	For purposes of this analysis, we assumed that the effective date of termination is June 30, 2013 and that the executive’s compensation is as follows: Mr. Rigdon’s base salary is equal to $300,000 and his performance bonus is equal to 40% of base salary; Mr. Kelly’s base salary is equal to $230,000; and Mr. Costenbader’s base compensation is equal to $300,000. We have also assumed no performance bonus for either Mr. Kelly or Mr. Costenbader due to the fact that the payment of such bonus is solely within the discretion of the Compensation Committee and that there were no non-contractual performance bonuses paid during fiscal 2013 or 2012.
(2)	Non-renewal of Mr. Rigdon’s agreement by us is considered an involuntary not for cause termination for purposes of his employment agreement.
(3)	“After a Change in Control” means a termination for any reason (other than by us for cause) within 60 days of a change in control.
(4)	Under “Voluntary Termination for Good Reason,” “Involuntary Not for Cause Termination” and “After a Change in Control,” severance under the agreements of Messrs. Kelly and Costenbader is six months of base salary unless sooner hired by another employer, and severance under Mr. Rigdon’s agreement is one year of base salary as in effect at the time of termination unless sooner hired by another employer.

(5)	The bonus amounts included under “Voluntary Termination for Good Reason,” “Involuntary Not for Cause Termination” and “After a Change in Control” are based on the maximum bonus that each executive could receive upon termination under their employment agreement for such reasons. The amounts of performance bonuses payable under the employment agreements are in the discretion of the Board and/or the Compensation Committee.
(6)	Pursuant to the terms of their employment agreements, under “Voluntary Termination for Good Reason,” “Involuntary Not for Cause Termination” or “After a Change in Control”, the vesting of all outstanding stock options will be accelerated and all stock options shall be 100% vested on the date of termination of employment or on the effective date of the “change in control,” as applicable.
(7)	Health and Welfare Benefits Continuation is calculated as 12 months of reimbursement of COBRA premiums under “Involuntary Not for Cause Termination,” “Voluntary Termination for Good Reason” and “After a Change in Control.” Such benefits payable will cease prior to the end of 12 months if the executive is eligible to participate in the health insurance plan of another employer.
(8)	Mr. Kelly resigned as our Chief Accounting Officer, Controller and Secretary effective April 18, 2014.
(9)	Mr. Costenbader was hired as Chief Financial Officer effective September 3, 2013.

Outstanding Equity Awards for Year Ended June 30, 2013

The following table shows the number of shares covered by exercisable and unexercisable options held by our named executive officers on June 30, 2013. Each of the awards in the table was made under the 2005 Plan.

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)		Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Robert Rigdon(1)	43,750	—	—	0.43	02/10/19	(2)	—	—	—	—
	43,750	—	—	0.66	03/31/19	(2)	—	—	—	—
	37,500	—	—	0.43	02/10/19		—	—	—	—
	100,000	—	—	0.66	03/31/19		—	—	—	—
	200,000	—	—	3.25	04/08/21		—	—	—	—
	82,179	164,359	—	1.10	02/27/23	(3)
Kevin Kelly(4)	37,500	—	—	0.43	02/10/19	(2)	—	—	—	—
	25,000	—	—	0.73	01/09/19		—	—	—	—
	20,000	—	—	0.66	03/31/19		—	—	—	—
	100,000	—	—	0.66	03/31/19		—	—	—	—
	25,000	25,000	—	1.40	09/27/22	(5)	—	—	—	—

(1)	Effective May 8, 2012, Mr. Rigdon transferred stock options to acquire 425,000 shares of common stock to his ex-wife pursuant to a domestic relations order.
(2)	Represents stock option awards made in connection with our stock option exchange program during fiscal 2009.
(3)	This option vests in twelve equal monthly installments beginning on March 31, 2013.
(4)	Mr. Kelly resigned as our Chief Accounting Officer, Controller and Secretary effective April 18, 2014.
(5)	This options vests in four equal installments on each of September 27, 2012, 2013, 2014 and 2015.

Director Compensation

Mr. Rubin, Mr. Slavich and Mr. Xu receive a quarterly cash payment of $1,500 as reimbursement for expenses incurred in connection with their service as independent directors serving on Committees of the Board. In February and May of 2013, the Board approved compensation for calendar 2013 for our directors. Non-executive directors who served as chair of a Board committee received an annual grant of stock options with an aggregate value of $110,000 and all other non-executive directors received an annual grant of stock options with an aggregate value of $100,000, in each case based on a fair market valuation and the exercise price in the grant, while non-independent, executive directors received no compensation for their service on the Board. The options vest as to 25% of the shares on each of March 31, June 30, September 30 and December 31 of 2013. The exercise price was determined based on the closing price on the date of the grant. In March 2012, the Board approved compensation for calendar 2012 for the independent directors of 36,667 shares of restricted stock, vesting 25% on each of March 31, June 30, September 30 and December 31 of 2012, along with cash payments of $11,250 to be paid to each independent director on each such vesting date.

In addition, Messrs. Lamadrid has a consulting agreement with us and Mr. Bunnell had a services agreement which expired on July 31, 2012 with one of our affiliates, each as described below. In addition, in July 2013, Mr. Bunnell entered into an employment letter with us in connection with his service as Chief Commercial Officer, as described below.

In February 2014, the Board approved compensation for calendar 2014 for our directors. Non-executive directors who served as chair of a Board committee received an annual grant of stock options with an aggregate value of $110,000 and all other non-executive directors received an annual grant of stock options with an aggregate value of $100,000, in each case based on a fair market valuation and the exercise price in the grant, while non-independent, executive directors received no compensation for their service on the Board. The options vest as to 25% of the shares on each of March 31, June 30, September 30 and December 31 of 2014. The exercise price was determined based on the closing price on the date of the grant

The following table summarizes the annual compensation for our non-employee directors during the year ended June 30, 2013.

Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards(1)(2) (c)	Option Awards(1)(3) (d)	Non-Equity Incentive Plan Compensation (e)	Nonqualified Deferred Compensation Earnings (f)	All Other Compensation (g)		Total (h)
Lorenzo Lamadrid	$22,500	$110,000	—	—	—	$60,000	(4)	$192,500
Donald Bunnell(5)	—	—	—	—	—	$80,000	(4)	$80,000
Denis Slavich	$28,500	$110,000	—	—	—	—		$138,500
Harry Rubin	$28,500	$110,000	—	—	—	—		$138,500
Xu, Ziwang	$28,500	$100,000	—	—	—	—		$128,500
Gao, Feng(6)	—	$100,000	—	—	—	—		$100,000
Yang, Guang(7)	—	$100,000	—	—	—	—		$100,000

(1)	The amounts in the “Stock Awards” and “Option Awards” column reflect the aggregate grant date fair value for the fiscal year ended June 30, 2013, in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in “Note 12 — Stock-Based Compensation” to our audited financial statements for the fiscal year ended June 30, 2013 included in our Annual Report on Form 10-K for the year then ended. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(2)	As of June 30, 2013, Messrs. Lamadrid, Slavich and Rubin each had outstanding restricted stock awards for 51,552 shares of common stock and Mr. Xu had outstanding restricted stock awards for 36,667 shares of common stock.
(3)	As of June 30, 2013, Messrs. Lamadrid, Slavich, Rubin, Xu, Gao and Yang had outstanding options exercisable for a total of 571,510, 673,510, 648,510, 355,639, 117,399 and 117,399 shares of common stock, respectively.
(4)	Represents compensation paid to Messrs. Lamadrid and Bunnell pursuant to their consulting agreement and service agreement as described below.

(5)	Effective July 16, 2013, Mr. Bunnell was hired as our Chief Commercial Officer. Mr. Bunnell had previously served as our President and Chief Executive Officer — Asia Pacific until February 2011 when he resigned to pursue other interests. For more on the terms of his employment, see below.
(6)	Mr. Gao was appointed as Vice Chairman of the Board in September 2012.
(7)	Mr. Yang was appointed as a director in October 2012.

Mr. Lamadrid has a consulting agreement with us for his service as Chairman of our Board. The agreement was initially for a four-year term effective August 1, 2006 and was extended for an additional three years in August 2010. In April 2014, the agreement was extended through December 2014 and then to be automatically renewed for successive one year terms on each anniversary unless written notice of non-renewal is delivered by us at least 30 days before the end of the term. Mr. Lamadrid receives an annual consulting fee of $60,000 and reimbursement for reasonable expenses incurred in the performance of his services. The Compensation Committee also evaluates Mr. Lamadrid’s consulting fee on an annual basis and determines if any changes are warranted.

In March 2012, SES Resource Solutions, Ltd. (“SRS”), a joint venture owned 50% by us and 50% by Midas Resources AG, entered into a Heads of Agreement for Business Development Services with Donald Bunnell. The agreement expired on July 31, 2012. Pursuant to the SRS joint venture agreement, we are funding the expenses of SRS, including compensation of employees, until SRS generates enough income to cover its own expenses. Mr. Bunnell was entitled to receive a monthly fee of $15,000 for ten days service and an additional $1,800 per day for any additional days that he worked during a given month, up to a maximum of an aggregate of $27,500 per month. He was also entitled to receive up to a 1% interest in SRS based on the achievement of certain performance goals set forth in the agreement. Mr. Bunnell was also entitled to receive a 15% free carried interest in the carried interest received by SRS for downstream projects which he originated on behalf of SRS, or a lesser interest, to be agreed upon, for downstream projects which he led, but did not originate. He was also entitled to reimbursement of his expenses in connection with his work.

On July 16, 2013, we entered into an employment letter with Mr. Bunnell to serve as Chief Commercial Officer, and he will focus on developing and closing new and existing commercialization partnership opportunities to address key business verticals through technology licensing, equipment sales and engineering services. Mr. Bunnell’s employment is terminable by either us or Mr. Bunnell at any time, with or without notice. Mr. Bunnell was entitled to receive an annual base salary of up to $180,000 and performance bonuses as may be awarded in the sole discretion of the Compensation Committee. Mr. Bunnell’s salary was subject to increase in the discretion of the Board. The letter prohibits Mr. Bunnell from competing with us during his employment and for a period of twelve months thereafter and he is also prohibited from soliciting our employees for a period of twelve months after the termination of his employment. Mr. Bunnell is also subject to confidentiality and non-disparagement obligations.

OTHER INFORMATION

Principal Stockholders

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2014, by:

•	each person who is known by us to beneficially own 5% or more of the outstanding class of our capital stock;
•	each member of the Board;
•	each of our executive officers; and
•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each of the holders of capital stock listed below has sole voting and investment power as to the capital stock owned unless otherwise noted.

Name and Address of Beneficial Owner	Numbers of Shares of Common Stock Beneficially Owned	% of Common Stock Outstanding(1)
Hongye International Investment Group Co., Ltd.(2) Haibowan District Wuhai City Inner Mongolia Autonomous Region Area People’s Republic of China	6,175,093	8.5%
Shanghai Zhongmo Investment Management Co., Ltd.(3) Unit 11, Room 2402 1188 Tangshan Road Shanghai 200082 People’s Republic of China	4,177,335	5.7%
Columbia Wanger Asset Management, L.P.(4) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	3,745,300	5.2%
Donald Bunnell	3,494,462	4.8%
Lorenzo Lamadrid(5)	3,806,010	5.2%
Harry Rubin(6)	776,010	1.1%
Denis Slavich(7)	751,010	1.0%
Xu, Ziwang(8)	411,245	*
Gao, Feng(2),(12)	6,311,431	8.7%
Yang, Guang(12)	136,338	*
Robert Rigdon(9)	701,538	1.0%
Kevin Kelly(10)	210,000	*
Charles Costenbader(11)	164,942	*
Executive Officers and Directors as a group (10 persons)	16,777,354	22.0%

*	Less than 1%
(1)	Based on 72,711,330 shares outstanding as of March 31, 2014.
(2)	Mr. Gao is the Chairman and President of Hongye and has sole voting and disposition control over these shares.
(3)	Mr. Zhao, Bing has sole voting and disposition control over these shares.
(4)	Based on information included in a Schedule 13G/A filed on February 6, 2014.

(5)	Includes 595,343 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.
(6)	Includes 669,343 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.
(7)	Includes 694,343 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.
(8)	Includes 374,578 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.
(9)	Includes 671,538 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.
(10)	Includes 207,500 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days. Mr. Kelly resigned as our Chief Accounting Officer, Controller and Secretary effective April 18, 2014.
(11)	Includes 179,310 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days. Mr. Costenbader was hired as our Chief Financial Officer effective September 3, 2013.
(12)	Includes 136,338 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.

Executive Officers and Key Employees

All of our executive officers and key employees are listed in the following table, and certain information concerning these officers and key employees, except for Mr. Rigdon, who is also a member of the Board, follows the table:

Name	Age	Position
Robert Rigdon	55	President, Chief Executive Officer and Director
Charles Costenbader	53	Chief Financial Officer
Donald Bunnell	48	Chief Commercial Officer
Francis Lau	67	Senior Vice President and Chief Technology Officer
Dr. John Winter	59	Senior Vice President, Engineering and Project Operations

Charles Costenbader.  Mr. Costenbader joined us as our Chief Financial Officer in September 2013. Mr. Costenbader has 25 years of experience in energy-related finance. In his most recent position with Tangent Energy Solutions, Inc., he was responsible for project financing activities regarding power generation projects and hedging structures for environmental credits and power. Previously, Mr. Costenbader was with Macquarie Bank Limited in the power and natural gas commodities division in Houston from 2007 to 2011 and 2004 to 2006. He sourced and structured energy asset opportunities for investment and commodity risk management services. Additionally, Mr. Costenbader has previous chief financial officer experience with Galveston Bay Biodiesel, L.P. From 1989 to 1998, he served as vice-president in the Structured Finance Group of GE Capital where he was responsible for underwriting and managing investments in the energy, natural gas storage, methanol refinery, and pulverized coal sectors. Mr. Costenbader graduated from Lafayette College in Easton, Pennsylvania with a BS degree in mechanical engineering, received an MBA in finance and operations management from Columbia University and has a professional engineer license. He serves on the board of directors of Coalview Ltd.

Donald Bunnell.  Mr. Bunnell has served as our Chief Commercial Officer since July 2013, with a focus on developing and closing new and existing commercialization partnership opportunities to address key business verticals through technology licensing, equipment sales and engineering services. He has also served as a director since our founding and is one of our co-founders. He was our President and Chief Executive Officer — Asia Pacific until February 2011 when he resigned to pursue an academic degree and other interests. From July 2012 until July 2013, he invested in start-up companies and founded a non-profit organization. From March 2012 through July 2012, he provided services to SES Resources Solutions, Ltd., a joint venture between us and Midas Resources AG. From 2001 until our founding in 2003, Mr. Bunnell was the Asia Business Development Vice President for BHP Billiton’s aluminum group. Between 1997 and 2001, Mr. Bunnell served in various capacities, including Vice President in charge of Enron China’s power group, and Country Manager, with the power development team of Enron Corporation. During this time, Mr. Bunnell spent three years leading the Enron/Messer/Texaco consortium for the Nanjing BASF Project. From 1995 to 1997, Mr. Bunnell was a manager with Coastal Power Corporation (now part of El Paso Corporation) in Beijing, where he was involved in development of gas turbine power plants and other power projects. Mr. Bunnell has practiced law in Hong Kong, advising clients on China investments, prior to entering the power business. Mr. Bunnell is fluent in Mandarin Chinese, lived in China for over 16, and has 10 years of experience in the China power industry developing projects and managing joint ventures. Mr. Bunnell’s extensive experience in the power industry, wealth of technical knowledge and role as one of our founders provides him with unique insight into potential issues that could emerge with respect to our operational development.

Francis Lau.  Mr. Lau joined us in September 2008 as Senior Vice President and Chief Technology Officer. From January 2006 until joining us, he was Vice President of Gasification at GreatPoint Energy, in Cambridge, Massachusetts in charge of technology development. From 1970 until joining GreatPoint, Mr. Lau was the Executive Director of Gasification and Gas Processing Center at the Gas Technology Institute (“GTI”) in Des Plaines, Illinois. At GTI, he led research, development, demonstration, and deployment programs aimed at clean and efficient conversion of coal, biomass, and other feedstocks to electricity, hydrogen, and clean liquid fuels. Mr. Lau received a B.Sc. degree in Chemical Engineering from the University of Wisconsin, Madison, and M.Sc. in Chemical Engineering from Northwestern University, Evanston, Illinois.

Dr. John Winter.  Dr. Winter joined us in November 2010 as Senior Vice President, Engineering and Project Operations. He is responsible for our engineering and equipment sourcing activities and projects in the implementation phase outside of China and he provides worldwide technology development support. Dr. Winter has over 30 years of experience in the petrochemical industry, including more than 15 years of gasification technology research, engineering design, technical services, and gasification plant operations. Dr. Winter has held senior positions at Range Fuels, Evergreen Energy, GE Energy, Texaco/ChevronTexaco, Worldwide Power and Gasification, Allied Plastics and Dow Chemical. Dr. Winter holds a B.S. and M.S. in Chemical Engineering from the University of Alabama and a PhD in Chemical Engineering from the University of Houston.

Certain Relationships and Related Party Transactions

Lorenzo Lamadrid, the Chairman of the Board, has a consulting agreement with us, as disclosed under “Executive and Director Compensation — Director Compensation.”

The Audit Committee is required to approve all related party transactions regardless of the dollar amount. In assessing a related party transaction, the Audit Committee considers such factors as it deems appropriate including, without limitation, (i) the benefits to us of the transaction; (ii) the commercial reasonableness of the terms of the related party transaction; (iii) the materiality of the related party transaction to us; (iv) the extent of the related party’s interest in the related party transaction; and (v) the actual or apparent conflict of interest of the related party participating in the related party transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities, to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC and to furnish us a copy of each filed report.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended June 30, 2013, our officers, directors and greater than 10% beneficial owners timely filed all required Section 16(a) reports.

Stockholder Proposal Information

If you want to present a proposal from the floor at the 2014 Annual Meeting of Stockholders or nominate a person for election to the Board at such meeting, you must give us written notice no later than the close of business on February 28, 2015 and no earlier than the opening of business on January 29, 2015, and follow the procedures outlined in our Bylaws. If the date of the 2014 Annual Meeting of Stockholders is more or less than 45 days from May 29, 2015, the one year anniversary of the Annual Meeting, your notice of a proposal will be timely if we receive it no earlier than the opening of business on the 120th day before the actual date of such meeting and no later than the later of (i) the close of business on the 90th day before the actual date of such meeting and (ii) the close of business on the tenth day following the date on which a written statement setting forth the date of such meeting was mailed to the stockholders or the date on which it is first disclosed to the public. In addition, in the event the number of directors to be elected at the 2014 Annual Meeting of Stockholders is greater than the number of directors whose terms expire at that meeting, and there is no public announcement by us naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on February 28, 2015, a stockholder’s notice shall be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received at our principal executive offices not later than the close of business on the 10th day following the date on which such public announcement was first made by us.

If we do not receive notice of your proposal within this time frame, our management will use its discretionary authority to vote the shares it represents as the Board may recommend. You may request a copy of the provisions of the Bylaws governing the requirements for notice at the below address.

If instead of presenting your proposal or nominee at the meeting you want your proposal to be considered for inclusion in next year’s proxy statement, you must submit the proposal so that it is received by January 29, 2015 and it must set forth the specific information required by Rule 14a-8 or Rule 14a-18, as applicable, of Regulation 14A of the Exchange Act. If the date of the Annual Meeting of Stockholders for the fiscal year ending June 30, 2014 is more than 30 days from May 29, 2015, the one year anniversary date of the Annual Meeting, a notice will be timely if we receive it a reasonable time before we begin to print and send our proxy materials for such meeting.

In each case, your notice should be sent in writing to Charles Costenbader, our Chief Financial Officer, at Synthesis Energy Systems, Inc., Three Riverway, Suite 300, Houston, Texas 77056.

Other Matters

We have included a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 with this proxy statement, which includes our audited consolidated financial statements for the year then ended. We will bear the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, our officers, directors and regular employees may solicit your proxy by telephone, by facsimile transmission or in person, for which they will not be compensated.

We file annual, quarterly, current and special reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.synthesisenergy.com. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549.

You may also request copies of any of our filings by writing or telephoning us at our principal executive office: Charles Costenbader, our Chief Financial Officer, Synthesis Energy Systems, Inc., Three Riverway, Suite 300, Houston, Texas 77056, telephone (713) 579-0600.

By Order of the Board of Directors,

/s/ Robert Rigdon

Robert Rigdon
President and Chief Executive Officer

APPENDIX A

THIRD AMENDMENT TO THE
SYNTHESIS ENERGY SYSTEMS, INC. 2005 INCENTIVE PLAN,
AS AMENDED AND RESTATED

WHEREAS, Synthesis Energy Systems, Inc. (the “Company”) previously adopted the Synthesis Energy Systems, Inc. 2005 Incentive Plan, as amended and restated, effective August 6, 2006, as further amended effective December 20, 2007 (the “Plan”); and

WHEREAS, the Board of Directors of the Company (the “Board”) has authorized an amendment of the Plan to increase the number of shares authorized for Incentive Awards thereunder from 9,800,000 shares to 12,000,000 shares.

NOW, THEREFORE, effective as of May 29, 2014, subject to approval by the Company’s stockholders within twelve (12) months of the effective date of this Amendment, Section 1.4 of the Plan is amended to replace the number Nine Million Eight Hundred Thousand (9,800,000) with the number Twelve Million (12,000,000)”.

IN WITNESS WHEREOF, the Company has caused this Amendment to the Plan to be duly executed in its name and on its behalf by its duly authorized officer.

SYNTHESIS ENERGY SYSTEMS, INC.

By:	/s/ Robert Rigdon Name: Robert Rigdon Title: President and Chief Executive Officer

A-1

ANNUAL MEETING OF STOCKHOLDERS OF

SYNTHESIS ENERGY SYSTEMS, INC.

May 29, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.synthesisenergy.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20730303040000000000 5 052914

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL DIRECTORS, FOR PROPOSALS 2, 3 AND 4, AND FOR "3 YEARS" ON PROPOSAL 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors: To elect seven directors.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Lorenzo Lamadrid
- ○ Robert Rigdon
- ○ Denis Slavich
- ○ Harry Rubin
- ○ Xu, Ziwang
- ○ Gao, Feng
- ○ Yang, Guang

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. To amend the Synthesis Energy Systems, Inc. Amended and Restated 2005 Incentive Plan to increase the number of shares available from 9,800,000 to 12,000,000.	☐	☐	☐
3. To ratify the selection of UHY LLP to serve as our independent registered public accountants for the year ended June 30, 2014.	☐	☐	☐
4. Advisory vote on executive compensation.	☐	☐	☐

	1 year	2 years	3 years	ABSTAIN
5. Advisory vote on the frequency of holding future advisory votes on executive compensation.	☐	☐	☐	☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

SYNTHESIS ENERGY SYSTEMS, INC.

Three Riverway, Suite 300
Houston, Texas 77056

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert Rigdon and Charles Costenbader as the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Synthesis Energy Systems, Inc. held of record by the undersigned on March 31, 2014 at the Annual Meeting of Stockholders to be held at the Company's headquarters located at Three Riverway, Suite 300, Houston, Texas 77056, on May 29, 2014, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

14475